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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) October 8, 1998



                         VALUEVISION INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



                                    MINNESOTA
                 (State or other jurisdiction of incorporation)


                  0-20243                                  41-1673770
         (Commission File Number)              (IRS Employer Identification No.)


  6740 SHADY OAK ROAD, MINNEAPOLIS, MN                    55344-3433
(Address of principal executive offices)                  (Zip Code)


        Registrant's telephone number, including area code (612) 947-5200


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

Valuevision International, Inc. Announces Launch of Programming to over Three Million New Homes

         On October 8, 1998, ValueVision International, Inc. ("ValueVision" or the "Company"), an integrated electronic and print media direct marketing company, today announced it has launched programming for its television home shopping network to Denver-based Primestar, Inc.'s 2.2 million subscriber base on a part-time basis on Channel 160, from 2:00 a.m. ET - 4:00 p.m. ET, Sunday through Friday. This agreement represents approximately 850,000 FTE (full-time equivalent) homes. Primestar is the nation's second largest provider of satellite television entertainment and the only DBS (Direct Broadcast Satellite) provider that does not require the purchase of equipment.

Separately, ValueVision also announced that its programming has been launched to an additional 825,000 households, all on a full-time basis, with New York-based Cablevision Systems Corporation.

ValueVision's programming is currently carried on approximately 13.8 million FTE homes. Approximately 20.8 million homes are able to receive ValueVision's programming of which approximately 10.2 million homes on a full-time basis and another 10.6 million homes on a part-time basis.

ValueVision International, Inc. is an integrated electronic and print media direct marketing company, and operates a television home shopping network and multi-book catalog operation. The Company offers live programming 24 hours per day, 7 days a week, in over 20 million homes. In addition, the company operates several direct mail operations and an Internet shopping website (www.vvtv.com). The Company's shares are traded on the Nasdaq Stock Market under the symbol VVTV. For additional information on ValueVision, please visit the Company's web site at http://www.vvtv.com or by fax, at no cost, dial 1-800-PRO-INFO, and enter code VVTV.

(Note: The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this Form 8-k and other communications contain statements that are forward-looking, such as statements relating to increased revenue and cable home distribution, and the continuing success in developing new strategic alliances. There are certain important factors, such as consumer spending and debt levels, interest rates, competitive pressure on sales and pricing, and the maintenance of cable home distribution that could cause results to differ materially from those anticipated statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including the possibility that revenues and cable distribution will not increase, and other strategic alliances may not result in the increased revenues and earnings. For more information on the potential factors that could affect the Company's financial results, investors should refer to the Company's recent filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.)




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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the small business issuer has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on this 8th day of October, 1998.


                                            VALUEVISION INTERNATIONAL, INC.



                                            By:  /s/ David T. Quinby
                                                 -------------------------------
                                                     David T. Quinby
                                                     Vice President, General
                                                       Counsel and Secretary